Exhibit 4

Report of Independent Auditors

To the Governor of

Development Bank of Japan

We have audited the accompanying consolidated balance sheets of Development Bank of Japan and its subsidiary as of March 31, 2004 and 2003, and the related consolidated statements of operations, equity, and cash flows for the years then ended, all expressed in Japanese Yen. These consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Development Bank of Japan and its subsidiary as of March 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in Japan.

The amounts expressed in U.S. dollars, which are provided solely for the convenience of the reader, have been translated on the basis set forth in Note 1 to the accompanying consolidated financial statements.

/s/ ChuoAoyama PricewaterhouseCoopers
ChuoAoyama PricewaterhouseCoopers
Tokyo, Japan
June 25, 2004

Development Bank of Japan

CONSOLIDATED BALANCE SHEETS

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
Assets
Cash and Due from Banks	¥19,305	¥39,787	$182,659
Reverse Repurchase Agreements	77,166	192,880	730,125
Money Held in Trust (Note 25)	4,893	1,969	46,299
Securities (Notes 4, 13 and 25)	426,971	439,063	4,039,851
Loans (Note 5)	14,785,724	15,713,160	139,897,100
Other Assets (Note 6)	304,750	320,403	2,883,439
Premises and Equipment (Note 7)	38,081	38,862	360,312
Deferred Charges on Bonds and Notes	2,249	1,808	21,287
Customers’ Liabilities for Acceptances and Guarantees	76,812	87,715	726,772
Allowance for Loan Losses (Note 8)	(395,881)	(474,603)	(3,745,681)
Allowance for Investment Losses	(13,903)	(11,237)	(131,550)

Total Assets	¥15,326,171	¥16,349,810	$145,010,613

	Millions of yen		Thousands of U.S. dollars
	2004	2003	2004
Liabilities and Equity
Liabilities
Bonds and Notes (Note 9)	¥1,780,606	¥1,596,630	$16,847,443
Borrowings (Note 10)	11,403,450	12,664,024	107,895,263
Other Liabilities (Note 11)	277,824	357,808	2,628,669
Allowance for Bonus Payments	1,659	1,775	15,703
Allowance for Employee Retirement Benefits (Note 20)	32,172	32,888	304,400
Acceptances and Guarantees (Note 12)	76,812	87,715	726,772

Total Liabilities	13,572,524	14,740,843	128,418,250

Equity
Capital	1,194,286	1,182,286	11,299,896
Retained Earnings	540,403	426,416	5,113,103
Net Unrealized Gain on Available-for-sale Securities, Net of Taxes (Note 25)	18,956	264	179,364

Total Equity	1,753,646	1,608,967	16,592,363

Total Liabilities and Equity	¥15,326,171	¥16,349,810	$145,010,613

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

CONSOLIDATED STATEMENTS OF OPERATIONS

	Millions of yen		Thousands of U.S. dollars
For the Fiscal Years ended March 31	2004	2003	2004
Revenues
Interest Income	¥485,098	¥543,179	$4,589,827
Interest on Loans	483,195	540,870	4,571,818
Interest and Dividends on Securities	1,890	2,297	17,885
Interest on Reverse Repurchase Agreements	12	7	120
Interest on Due from Banks	0	4	4
Other Interest Income	0	0	0
Fees and Commissions (Note 14)	2,757	1,659	26,091
Other Operating Income (Note 15)	—	1,020	—
Other Ordinary Income (Note 16)	38,768	214	366,814
Collection of Written-off Claims	2,048	470	19,379
Gains on Sales of Premises and Equipment	217	246	2,059

Total Revenues	528,890	546,791	5,004,170

Expenses
Interest Expenses	373,924	439,932	3,537,935
Interest on Bonds and Notes	31,615	33,562	299,130
Amortization of Discounts on Bonds and Notes (Note 3(f))	—	354	—
Interest on Borrowings	329,073	397,690	3,113,575
Other Interest Expenses	13,235	8,324	125,230
Fees and Commissions (Note 17)	21	48	199
Other Operating Expenses (Note 18)	2,466	1,977	23,337
General and Administrative Expenses	26,765	31,653	253,249
Other Ordinary Expenses (Note 19)	11,483	151,789	108,648
Losses on Sales of Premises and Equipment	242	264	2,297

Total Expenses	414,903	625,665	3,925,665

Earnings (Loss) before Income Taxes	113,987	(78,874)	1,078,505
Income Taxes	0	0	1
Current	0	0	1
Deferred	—	—	—

Net Earnings (Loss)	¥113,987	¥(78,874)	$1,078,504

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Millions of yen		Thousands of U.S. dollars
For the Fiscal Years ended March 31	2004	2003	2004
Cash Flows from Operating Activities
Earnings (Loss) before Income Taxes	¥113,987	¥(78,874)	$1,078,505
Depreciation and Amortization	969	1,106	9,172
Change in Allowance for Loan Losses	(37,787)	104,107	(357,528)
Change in Allowance for Investment Losses	2,665	9,411	25,222
Change in Allowance for Bonus Payments	(115)	1,775	(1,097)
Change in Allowance for Employee Retirement Benefits	(716)	3,371	(6,781)
Interest Income—Accrual Basis	(485,098)	(543,179)	(4,589,827)
Interest Expense—Accrual Basis	373,924	439,932	3,537,935
Net Gains and Losses on Securities	589	8,607	5,573
Net Gains and Losses on Money Held in Trust	(147)	15	(1,392)
Net Gains and Losses on Foreign Exchanges	1	1	14
Net Gains and Losses on Sale of Premises and Equipment	25	17	238
Net Change in Loans	882,668	955,764	8,351,486
Net Change in Bonds and Notes	183,218	253,072	1,733,546
Net Change in Borrowings	(1,260,573)	(1,192,003)	(11,927,088)
Net Change in Reverse Repurchase Agreements	115,713	(177,882)	1,094,842
Interest Income-Cash Basis	474,911	545,606	4,493,437
Interest Expense-Cash Basis	(387,216)	(450,590)	(3,663,697)
Others	(36,318)	(8,832)	(343,631)

Subtotal	(59,299)	(128,572)	(561,071)
Payments for Income Taxes	(0)	(0)	(0)

Net Cash used in Operating Activities	(59,299)	(128,572)	(561,071)

Cash Flows from Investing Activities			0
Payments for Purchases of Securities	(60,006)	(115,271)	(567,759)
Proceeds from Redemption of Securities	90,000	112,138	851,547
Payments for Money Held in Trust	(2,946)	(1,984)	(27,874)
Payments for Purchases of Premises and Equipment	(893)	(641)	(8,449)
Proceeds from Sale of Premises and Equipment	679	465	6,433

Net Cash used in Investing Activities	26,834	(5,294)	253,898

Cash Flows from Financing Activities
Capital Contribution from the Japanese Government	12,000	60,000	113,540

Net Cash Provided by Financing Activities	12,000	60,000	113,540

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(1)	(0)	(13)

Net Change in Cash and Cash Equivalents	(20,466)	(73,867)	(193,646)

Cash and Cash Equivalents at the Beginning of the Fiscal Year	39,718	113,585	375,798

Cash and Cash Equivalents at the End of the Fiscal Year	¥19,251	¥39,718	$182,152

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

CONSOLIDATED STATEMENTS OF EQUITY

	Millions of yen
For the Fiscal Year ended March 31, 2003	Capital	Retained Earnings	Net Unrealized Gain on Available-for-sale Securities, Net of Taxes	Total Equity
Balance at March 31, 2002	¥1,122,286	¥505,291	¥869	¥1,628,446

Net Change in Unrealized Gain on Available-for-sale Securities, Net of Taxes	—	—	(605)	(605)
Capital Contribution from the Japanese Government	60,000	—	—	60,000
Net Loss	—	(78,874)	—	(78,874)

Balance at March 31, 2003	¥1,182,286	¥426,416	¥264	¥1,608,967

	Millions of yen
For the Fiscal Year ended March 31, 2004	Capital	Retained Earnings	Net Unrealized Gain on Available-for-sale Securities	Total Equity
Balance at March 31, 2003	¥1,182,286	¥426,416	¥264	¥1,608,967

Net Change in Unrealized Gain on Available-for-sale Securities	—	—	18,692	18,692
Capital Contribution from the Japanese Government	12,000	—	—	12,000
Net Earnings	—	113,987	—	113,987

Balance at March 31, 2004	¥1,194,286	¥540,403	¥18,956	¥1,753,646

	Thousands of U.S. dollars
For the Fiscal Year ended March 31, 2004	Capital	Retained Earnings	Net Unrealized Gain on Available-for-sale Securities	Total Equity
Balance at March 31, 2003	$11,186,356	$4,034,599	$2,506	$15,223,461

Net Change in Unrealized Gain on Available-for-sale Securities	—	—	176,858	176,858
Capital Contribution from the Japanese Government	113,540	—	—	113,540
Net Earnings	—	1,078,504	—	1,078,504

Balance at March 31, 2004	$11,299,896	$5,113,103	$179,364	$16,592,363

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying consolidated financial statements have been prepared from the accounts maintained by Development Bank of Japan (“DBJ”) and its consolidated subsidiary in accordance with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements of International Financial Reporting Standards.

The consolidated financial statements are not intended to present the financial position and the result of operations in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

The amounts indicated in millions of yen are rounded down by omitting the figures less than one million yen. Accordingly, the sum of each amount appearing in the accompanying financial statements and the notes thereto may not be equal to the sum of the individual account balances. Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥105.69=$1.00, the effective exchange rate prevailing as of March 31, 2004, has been used in conversion. The presentation of such amounts is not intended to imply that Japanese yen amounts have been or could have been readily translated, realized or settled in U.S. dollars at that rate or any other rate.

2. Principles of Consolidation

(a) Scope of Consolidation

The consolidated financial statements include the accounts of DBJ and its consolidated subsidiary, DBJ Business Restructuring Investment Co., Ltd.

DBJ does not have any other subsidiaries. Tomatoh, Inc. and Shin Mutsu-Ogawara, Inc., in which DBJ has over 50% ownership interest are not considered to be subsidiaries and consequentially not consolidated because DBJ made those investments as part of its financing operations, which are DBJ’s primary business, and did not intend to obtain control over their operating and financing policies.

DBJ does not have affiliates. As of March 31, 2004, DBJ owns greater than 20% but less than a majority of voting stock of Nihonkai LNG Co., Ltd. and 32 other companies. These companies, however, are not considered to be affiliates because DBJ made these investments as part of its financing operations, which are DBJ’s primary business, and did not intend to obtain ability to exert significant influence on their operating and financing policies.

On consolidation, significant intercompany accounts and transactions have been eliminated.

(b) Year-end Date of Consolidated Subsidiary

Fiscal year-end of the consolidated subsidiary is March 31.

(c) Appropriation of Retained Earnings

Consolidated Statements of Equity are presented based on the approved appropriation of Retained Earnings for the fiscal year ended March 31, 2004.

3. Summary of Significant Accounting Policies

(a) Cash and Cash Equivalents

“Cash and Cash Equivalents” in the consolidated statements of cash flows consists of cash on hand and due from banks, excluding trust money to financial agencies related to principal or interest payments on bonds, that is included in “Cash and Due from Banks” as presented in the consolidated balance sheets.

The reconciliation between “Cash and Cash Equivalents” and “Cash and Due from Banks” is as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
Cash and Due from Banks	¥19,305	¥39,787	$182,659
Trust Money to Financial Agencies	(53)	(69)	(507)

Cash and Cash Equivalents	¥19,251	¥39,718	$182,152

(b) Securities

Held-to-maturity Debt Securities are stated at amortized cost on a straight-line basis, computed using the moving-average method. Available-for-sale Securities whose current values can be estimated are stated at market value (cost is calculated principally using the moving-average method), and other non-marketable securities are stated at cost or amortized cost computed using the moving-average method. Unrealized gain and loss on Available-for-sale Securities are included in Equity, net of income taxes.

(c) Valuation Method for Derivative Financial Instruments

All derivative financial instruments are carried at market value, except for certain derivatives that are designated as hedging instruments as discussed below.

(d) Hedge Accounting

(i) Hedge Accounting

DBJ applies the deferral method of hedge accounting. Foreign currency swaps, which are used to hedge the foreign currency fluctuations are translated not at market values but at contractual rates, as the foreign currency swap contracts meet the hedging criteria under the Japanese Accounting Standards for Financial Instruments.

(ii) Hedging Instruments and Hedged Items

• Hedging Instruments	:	Interest Rate Swaps

Hedged Items	:	Bonds and Notes, Borrowings

• Hedging Instruments	:	Foreign Currency Swaps

Hedged Items	:	Foreign currency dominated Loans and Bonds and Notes

(iii) Hedging Policy

DBJ utilizes hedging instruments to hedge interest rate and foreign exchange fluctuations on its assets and liabilities.

(iv) Evaluation of Hedge Effectiveness

DBJ evaluates effectiveness of the hedges by testing periodically whether the derivatives are effective in reducing the risks associated with the hedged items.

(e) Premises and Equipment

(i) Depreciation

Premises and Equipment are depreciated using the declining-balance method, except for buildings (excluding installed facilities) that are depreciated on a straight-line basis.

The estimated useful lives are principally as follows:

Buildings: 22 years to 50 years

Equipment: 3 years to 20 years

(ii) Accounting standard for impairment of fixed assets

On August 9, 2002, the Business Accounting Council in Japan issued “Accounting Standard for Impairment of Fixed Assets”. The standard requires that fixed assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss shall be recognized in the income statement by reducing the carrying amount of impaired assets or a group of assets to the recoverable amount to be measured as the higher of net selling price and value in use.

The standard shall be effective for fiscal years beginning April 1, 2005. However, an earlier adoption is permitted for fiscal years beginning April 1, 2004 and for fiscal years ending between March 31, 2004 and March 30, 2005.

DBJ has not yet applied this new standard nor has determined the effect of applying it on the consolidated financial statements.

(f) Amortization of deferred charges

“Discounts on Bonds and Notes” are amortized over the life of Bonds and Notes, and “Bonds and Notes Issuance Costs” are charged to income as they are incurred.

Until the fiscal year ended March 31, 2003, the amounts of amortization of discounts on bonds and notes had been presented in “Amortization of Discounts on Bonds and Notes” as their own account. From April 1, 2003, they are presented in “Interest on Bonds and Notes” combined with interest, in accordance with the amendment of the applicable law which regulates the reporting standards.

(g) Foreign currency translation and revaluation method

Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rates prevailing at the fiscal year end.

(h) Allowance for Loan Losses

DBJ provides for “Allowance for Loan Losses” as detailed below pursuant to the internal rules for self-assessment of credit quality and loan losses.

The allowance for claims on debtors who are legally bankrupt, in special liquidation or effectively bankrupt is provided based on the amount of claims, after the write-off described below, net of amounts expected to be collected through disposal of collateral or execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt at the moment, but likely to become bankrupt for which future cash flows cannot reasonably be estimated is provided for the amount considered to be necessary based on an overall solvency assessment performed on the claims, net of amounts expected to be collected through disposal of collateral or execution of guarantees.

With respect to the claims on debtors who are likely to become bankrupt or to be closely monitored, and for which future cash flows can reasonably be estimated, the allowance is provided for the difference between the present value of expected future cash flows discounted at the contracted interest rate and the carrying value of the claims.

The allowance for claims on debtors other than those described above is provided based on the historical default rate, which is calculated based on the actual defaults over a certain historical period (the average financing period for DBJ).

All claims are assessed initially by investment and lending departments and then by Credit Risk Management Department, which is independent from the investment and lending departments based on internal rules for self-assessment of credit quality. The allowance is provided based on the results of the self-assessment.

With respect to the claims on debtors who are legally or substantially bankrupt with collateral or guarantees, the amount of claims exceeding the estimated market values of collateral or guarantees, which are deemed uncollectible, have been written-off, and totaled ¥55,184 million 522,132 thousand) and ¥77,016 million for the year ended March 31, 2004 and 2003, respectively.

(i) Allowance for Investment Losses

“Allowance for Investment Losses” is provided based on the estimated losses on non-marketable debt securities.

(j) Allowance for Bonus Payments

“Allowance for Bonus Payments” is calculated and provided for based on estimated amounts of future payment attributable to the services that have been rendered by employees and executive directors to the date of the balance sheets.

(k) Allowance for Employee Retirement Benefits

“Allowance for Employee Retirement Benefits” represents future payments for pension and retirement benefits to employees and executive directors, and is accrued based on the projected benefit obligations and estimated pension plan assets at fiscal year end. The actuarial gain or loss is recognized during the year it arises.

(l) Equipment Used under Finance Lease Agreements

Equipment used under finance lease agreements is accounted for as equipment leased under operating leases, except for those the ownership of leased equipment transfer to the lessee.

(m) Consumption tax

Income and expense subject to consumption tax exclude related consumption taxes paid or received.

(n) Income Taxes

DBJ is exempt from taxes based on income, however DBJ is subject to parity taxes among local taxes. On the other hand, the consolidated subsidiary is subject to income taxes and local taxes.

Deferred income taxes are recorded for income taxes based on differences between the tax bases of assets and liabilities and those as reported in the consolidated financial statements, using enacted tax rates which will be in effect when the differences are expected to reserve. The assets and liabilities method is used to determine deferred income taxes.

4. Securities

Securities as of March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
Japanese Government Bonds	¥171,488	¥204,027	$1,622,557
Corporate Bonds	79,320	79,051	750,505
Equities	176,012	155,834	1,665,363
Other Securities	150	150	1,426

	¥426,971	¥439,063	$4,039,851

5. Non-performing Loans

The amounts of Non-Performing Loans included in “Loans” on the consolidated balance sheets as of March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
Loans to Bankrupt Debtors	¥23,705	¥54,692	$224,289
Delinquent Loans	271,472	341,115	2,568,573
Loans Past Due Three Months or More	270	6,707	2,559
Restructured Loans	193,210	182,724	1,828,083

	¥488,658	¥585,240	$4,623,504

Notes:	1.	The amounts of Loans indicated above are stated at gross amounts, before reduction of allowance for loan losses.
	2.	“Loans to Bankrupt Debtors” represent non-accrual loans to debtors who are legally bankrupt as defined in Article 96-1-3 and 4 of the Japanese Tax Law Enforcement Regulation.
	3.	“Delinquent Loans” represent non-accrual loans other than (i) Loans to Bankrupt Debtors and (ii) Loans whose interest payments are deferred in order to assist or facilitate the restructuring efforts of borrowers in financial difficulties.
	4.	“Loans Past Due Three Months or More” are loans whose principal or interest payment is three months or more past due and do not fall under the category of “Loans to Bankrupt Debtors” or “Delinquent Loans”.
	5.	“Restructured loans” are loans whose repayment terms have been modified to the advantage of debtors through means such as reduction or exemption of interest rates, postponement of principal and interest payments, and forgiveness of loans to support or restructure the debtors’ businesses, and do not fall under the category of “Loans to Bankrupt Debtors”, “Delinquent Loans”, or “Loans Past Due Three Months or More”.

DBJ provides commitment lines under which it lends necessary funds up to the pre-determined amount, that is within the borrowers’ financing needs for the projects and up to the agreed maximum amount to lend upon borrowers’ request, provided that the request meets terms and conditions for disbursement prescribed in the loan agreements. The total balance of unused commitment lines as of March 31, 2004 and 2003 are ¥90,985 million ($860,867 thousand), including ¥49,517 million ($468,512 thousand) being financed within one year and ¥129,003 million, including ¥87,221 million being financed within one year, respectively.

6. Other Assets

Other Assets as of March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
Prepaid Expenses	¥54	¥89	$515
Accrued Income	67,967	73,393	643,083
Derivatives	923	5,872	8,739
Deferred Hedge Losses	183,922	225,383	1,740,211
Others	51,882	15,664	490,891

	¥304,750	¥320,403	$2,883,439

Notes:	Deferred Hedge Losses are net realized or unrealized losses from hedging instruments. The gross amounts of deferred hedge gains and losses before netting are ¥3,704 million ($35,052 thousand) and ¥187,627 million ($1,775,263 thousand) as of March 31, 2004, respectively. The corresponding amounts as of March 31, 2003 are ¥5,203 million and ¥230,587 million, respectively.

7. Premises and Equipment

Premises and Equipment as of March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
Tangible Fixed Assets
Land	¥20,424	¥20,705	$193,253
Buildings	34,168	34,188	323,290
Equipment	2,018	2,053	19,097
Construction in Progress	141	263	1,338

	¥56,753	¥57,210	$536,978

Less—Accumulated Depreciation	(19,057)	(18,732)	(180,320)

Net Book Value	¥37,695	¥38,477	$356,658

Intangible Fixed Assets
Guarantee Deposits	¥384	¥382	$3,633
Others	18	18	171

	¥402	¥400	$3,804

Less—Accumulated Amortization	(15)	(14)	(150)

Net Book Value	¥386	¥385	$3,654

8. Allowance for Loan Losses

Allowance for Loan Losses as of March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
General Allowance for Loan Losses	¥249,415	¥289,191	$2,359,881
Specific Allowance for Loan Losses	146,465	185,412	1,385,800

	¥395,881	¥474,603	$3,745,681

9. Bonds and Notes

Bonds and Notes as of March 31, 2004 and 2003 are as follows:

March 31
Description of Bonds and Notes	Issue date	Currency and Amounts 2004		Interest rate (%)	Maturity date	Millions of yen				Thousands of U.S. dollars
		(In millions)				2004		2003		2004
Japanese Government- guaranteed Bonds 185-186*[1]	February 1996 - November 1996	JPY	20,000	2.90~3.10	February 2006- November 2006	¥20,000		¥20,000		$189,233
Japanese Government- guaranteed Bonds 1-7	August 2000- February 2004	JPY	330,000	0.80~1.90	August 2010- February 2014	330,000		300,000		3,122,339
Japanese Government- guaranteed Foreign Bonds 63-67*[2]	January 1995- September 1998	JPY GBP	75, 000 250	1.81~9.12	January 2005- September 2028	114,225 [39,225	]	146,359 [32,134	]	1,080,755 [371,133	]
Japanese Government- guaranteed Foreign Bonds 5-9*[1]	August 1993- March 1998	SF DM	190 150	3.00~7.50	January 2005- March 2005	25,510 [25,510	]	47,140 [21,630	]	241,367 [241,367	]
Japanese Government- guaranteed Foreign Bonds 1-7	November 1999- June 2003	JPY USD EUR	355,000 750 750	1.05~6.87	June 2010- September 2023	513,621		438,621		4,859,695
Japanese Government- underwritten Bonds 163-211*[1]	May 1994- December 1998	JPY	237,250	1.10~4.70	May 2004- December 2008	237,250 [86,070	]	344,510 [107,260	]	2,244,772 [814,363	]
FILP Agency Bonds 1- 12	September 2001- February 2004	JPY	540,000	0.41~1.83	September 2006- September 2018	540,000		300,000		5,109,282

						¥1,780,606		¥1,596,630		$16,847,443

Notes:	1.	These bonds are government-guaranteed bonds and government-underwritten bonds issued by the Hokkaido-Tohoku Development Finance Public Corporation prior to the merger with the Japan Development Bank that formed DBJ.
	2.	These bonds are government-guaranteed bonds issued by the Japan Development Bank prior to the merger with the Hokkaido-Tohoku Development Finance Public Corporation that formed DBJ.
	3.	Fiscal Investment and Loan Program (FILP) Agency Bonds issued in Japanese domestic markets are not government-guaranteed.
	4.	Figures indicated in brackets [ ] represent the amounts to be redeemed within one year.

Scheduled redemptions of Bonds and Notes for each of the next five years as of March 31, 2004 are as follows:

Fiscal year ending in March 31,	2005	¥150,805	million	$1,426,863	thousand
	2006	51,770		489,829
	2007	196,600		1,860,157
	2008	183,250		1,733,844
	2009	139,560		1,320,466

10. Borrowings

Borrowings as of March 31, 2004 and 2003 are as follows:

March 31	Average interest rate (%)	Due date of repayment	Millions of yen		Thousands of U.S. dollars
			2004	2003	2004
Borrowings
Long-term Borrowings from Japanese Government	2.46	April 2004 – December 2023	¥11,403,450	¥12,664,024	$107,895,263

			¥11,403,450	¥12,664,024	$107,895,263

Borrowings with maturities for each of the next five years as of March 31, 2004 are as follows:

Fiscal year ending in March 31,	2005	¥1,399,632	million	$13,242,811	thousand
	2006	1,381,170		13,068,126
	2007	1,365,853		12,923,205
	2008	1,307,868		12,374,575
	2009	1,113,799		10,538,359

11. Other Liabilities

Other Liabilities as of March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
Accrued Expenses	¥49,960	¥63,542	$472,713
Unearned Income	31,714	49,826	300,068
Deposits from Employees	153	181	1,456
Derivatives	187,127	232,013	1,770,535
Others	8,867	12,244	83,897

	¥277,824	¥357,808	$2,628,669

12. Acceptances and Guarantees

Acceptances and Guarantees as of March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
Acceptances	¥—	¥—	$—
Guarantees	76,812	87,715	726,772

	¥76,812	¥87,715	$726,772

13. Assets Pledged as Collateral

Securities collateralized in foreign currency transactions are ¥121,693 million ($1,151,415 thousand) as of March 31, 2004, and ¥204,027 million as of March 31, 2003.

14. Fees and Commissions (Income)

Fees and Commissions (Income) for the fiscal years ended March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2004	2003	2004
Commissions	¥2,757	¥1,659	$26,091

	¥2,757	¥1,659	$26,091

15. Other Operating Income

Other Operating Income for the fiscal years ended March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2004	2003	2004
Gains on Derivative Instruments	¥—	¥1,020	$—
	¥—	¥1,020	$—

16. Other Ordinary Income

Other Ordinary Income for the fiscal years ended March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2004	2003	2004
Reversal of Allowance for Loan Losses	¥37,787	¥—	$357,528
Gains on Sales of Equities and Other Securities	31	8	294
Gains on Money Held in Trust	149	—	1,411
Others	801	206	7,581

	¥38,768	¥214	$366,814

17. Fees and Commissions (Expenses)

Fees and Commissions (Expenses) for the fiscal years ended March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2004	2003	2004
Wire Transfer Service Charges	¥5	¥5	$48
Commissions	15	42	151

	¥21	¥48	$199

18. Other Operating Expenses

Other Operating Expenses for the fiscal years ended March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2004	2003	2004
Foreign Exchange Losses	¥1	¥1	$15
Bonds and Notes Issuance Costs	1,201	1,518	11,367
Losses on Derivative Instruments	871	—	8,242
Others	392	457	3,713

	¥2,466	¥1,977	$23,337

19. Other Ordinary Expenses

Other Ordinary Expenses for the fiscal years ended March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2004	2003	2004
Provision for Loan Losses	¥ —	¥104,107	$—
Provision for Investment Losses	4,075	9,432	38,560
Write-off of Loans	3,836	23,680	36,297
Losses on Sales of Equities and Other Securities	16	—	156
Write-off of Equities	589	8,607	5,573
Losses on Money Held in Trust	1	15	19
Others	2,963	5,946	28,043

	¥11,483	¥151,789	$108,648

Notes:	Losses on sale of loans included in “Others” are ¥2,070 million ($19,589 thousand) and ¥5,554 million for the fiscal years ended March 31, 2004 and 2003, respectively.

20. Employee Retirement Benefits

DBJ has defined benefit pension plans, which consist of welfare pension fund plan and lump-sum severance indemnity plan.

(a) The Funded Status of the Pension Plans

		Millions of yen		Thousands of U.S. dollars
March 31		2004	2003	2004
Projected Benefit Obligation	(A)	¥(43,396)	¥(42,043)	$(410,606)
Fair Value of Plan Assets	(B)	11,224	9,154	106,206
Unfunded Pension Obligation	(C)=(A)+(B)	(32,172)	(32,888)	(304,400)
Unrecognized Net Obligation at Transition	(D)	—	—	—
Unrecognized Net Actuarial Gains/Losses	(E)	—	—	—
Unrecognized Prior Service Cost	(F)	—	—	—
Net Amount Recognized on the Balance Sheet	(G)=(C)+(D)+(E)+(F)	(32,172)	(32,888)	(304,400)
Prepaid Pension Cost	(H)	—	—	—

Allowance for Employee Retirement Benefits	(G)-(H)	¥(32,172)	¥(32,888)	$(304,400)

Notes:	The above Projected Benefit Obligations include a portion in which the pension fund manages on behalf of the Japanese Government welfare program.

(b) Component of Pension Cost

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
Service Cost	¥1,525	¥1,640	$14,437
Interest Cost	838	996	7,934
Expected Return on Plan Assets	(91)	(206)	(866)
Amortization of Prior Service Cost	—	—	—
Amortization of Net Actuarial Gains/Losses	(807)	3,007	(7,637)
Amortization of Net Obligation at Transition	—	—	—
Other Costs	—	—	—

Net Pension Cost	¥1,465	¥5,438	$13,868

(c) Principal Assumptions Used

March 31	2004	2003
Discount Rate	2.0%	2.0%
Expected Rate of Return on Plan Assets	1.0%	2.0%
Method of Attributing the Projected Benefits to Periods of Services	Straight-line basis	Straight-line basis
Amortization Period of Actuarial Gains/Losses	Gains/losses are charged to income immediately	Gains/losses are charged to income immediately

21. Lease Transactions

(a) Finance Lease Transactions

(Excluding leases where the ownership of the property is deemed to have transferred to the lessee)

	Millions of yen
	2004			2003
March 31	Equipment	Others	Total	Equipment	Others	Total
Acquisition Cost Equivalents	¥761	¥204	¥965	¥871	¥120	¥991
Less—Accumulated Depreciation Equivalents	(367)	(51)	(418)	(413)	(43)	(456)

Book Value Equivalents	¥393	¥153	¥547	¥457	¥77	¥535

	Thousands of U.S. dollars
	2004
March 31	Equipment	Others	Total
Acquisition Cost Equivalents	$7,202	$1,933	$9,135
Less—Accumulated Depreciation Equivalents	(3,476)	(482)	(3,958)

Book Value Equivalents	$3,726	$1,451	$5,177

Future lease payments subsequent to the end of the fiscal year for finance leases (including the interest portion thereon) are summarized below:

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
Due in One Year or Less	¥216	¥211	$2,050
Due after One Year	335	328	3,177

	¥552	¥540	$5,227

Lease expense, depreciation equivalents and interest expense equivalents relating to finance leases for the fiscal year ended March 31,2004 amount to ¥239 million ($2,269 thousand), ¥231 million ($2,193 thousand) and ¥7 million ($74 thousand), respectively. The corresponding amounts for the fiscal year ended March 31, 2003 are ¥255 million, ¥246 million and ¥9 million, respectively.

Notes:	1.	Depreciation equivalents are calculated using the straight-line method, assuming that useful life is equal to the lease term and the residual value at the end of the lease term is zero.
	2.	Interest expenses are defined as the difference between total lease payments and acquisition equivalents, which are allocated over the lease term using the interest method.

(b) Operating Lease Transactions

DBJ has no future lease payments subsequent to the end of fiscal year for operating lease transactions as of March 31, 2004 and 2003.

22. Deferred Tax Assets and Liabilities

Deferred Tax Assets and Liabilities as of March 31,2004 and 2003 consisted of the followings:

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
Deferred Tax Assets:
Enterprise Tax Payable	¥0	¥—	$0

	¥0	¥—	$0
Less—Valuation Allowance	(0)	—	(0)

Net Deferred Tax Assets	¥—	¥—	$—

23. Segment Information

(a) Segment Information by Type of Business

DBJ and its consolidated subsidiary are engaged in business such as private equity investment and fund management and other activities as well as banking business. Such segment information, however, is not presented, as the percentages of those activities are insignificant.

(b) Segment Information by Geographic Area

Segment information classified by geographic area is not presented, as there are no consolidated subsidiaries and offices located in countries or areas other than Japan.

(c) Ordinary Income from Overseas Entities

Ordinary income from overseas entities is omitted because the amount is below 10 percent of the consolidated ordinary income.

24. Derivative Transactions

1. Details Related to Transactions

(a) Details of Transactions

DBJ utilizes derivative financial instruments, which comprise interest rate swap, currency swap and credit default swap.

(b) Policy for Derivative Transactions

DBJ utilizes interest rate swaps and currency swaps to reduce its exposure to market risks from fluctuations in interest rates and foreign currency exchange rates, and does not hold or issue derivative financial instruments for trading purposes. Also DBJ utilizes credit default swaps as part of its “acceptances and guarantee on customers’ debts” business within the limit of a certain definite amount of risk.

(c) Purposes of Transaction

DBJ utilizes interest rate swaps to reduce its exposure to the risk of interest rate fluctuations associated with funding transactions, and foreign currency swaps to reduce its exposure to the risks of foreign currency exchange rate fluctuations associated with its loans and bonds denominated in foreign currencies. DBJ also utilizes credit default swaps as part of its “acceptances and guarantee on customers’ debts” business.

DBJ adopted the Japanese accounting standards for hedge accounting to interest rate swaps and foreign currency swaps as described below:

(i) Hedge Accounting

DBJ applies the deferral method of hedge accounting. Foreign currency swaps, which are used to hedge the foreign currency fluctuations as the foreign currency swap contracts meet the hedging criteria under the Japanese Accounting Standard for Financial Instruments, are translated not at market but at contractual rates.

(ii) Hedging Instruments and Hedged Items

• Hedging Instruments	: Interest Rate Swaps
Hedged Items	: Bonds and Notes, Borrowings
• Hedging Instruments	: Foreign Currency Swaps
Hedged Items	: Foreign currency dominated Loans and Bonds and Notes

(iii) Hedging Policy

DBJ utilizes hedging instruments to hedge interest rate and foreign exchange fluctuations of the hedged assets and liabilities.

(iv) Evaluation of Hedge Effectiveness

DBJ evaluates effectiveness of the hedges by testing periodically whether the derivatives are effective in reducing the risks associated with the hedged items.

(d) Risks Involved in Derivatives Transactions

Derivatives involve the following risks:

(i) Market Risk

Potential loss from changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(ii) Credit Risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions of contract governing the transactions due to the counterparty’s bankruptcy or deteriorating business conditions.

Concerning derivative transactions for hedging purpose, the market risk on derivatives is offset against the hedged transactions. As for credit risk, DBJ limits the counterparty to financial institutions highly rated by the credit rating agencies, and monitors consistently the cost of restructuring its transactions and creditworthiness of each counterparty. In addition, DBJ transacts with multiple counterparties to reduce credit risk. Also, concerning credit derivative transactions, DBJ holds credit risk of target debt itself in the transaction.

(e) Risk Management Policies for Derivatives

The treasury department enters into and monitors derivative transactions in accordance with the internal management policy, which defines the authorization procedures, including pre-approval by authorized personnel, and limits on derivative transactions. Also, total contract amount, total amount of risk, market value, and total amount of counterparties’ credit risk in the derivative transactions are reported to the directors in charge periodically.

2. Information on Market Value of Derivatives

The market values of derivatives at March 31,2004 and 2003 are as follows:

(a) Interest Rate-related Transactions

	Millions of yen
	Contract Value		Market Value	Unrealized Gain (Loss)
March 31, 2004	Total	Over one year
Over-the-Counter Swaps
Receive Fixed/ Pay Float	¥571,000	¥571,000	¥(5,409)	¥(5,409)
Receive Float/ Pay Fixed	571,000	571,000	(1,130)	(1,130)

	¥1,142,000	¥1,142,000	¥(6,540)	¥(6,540)

	Millions of yen
	Contract Value		Market Value	Unrealized Gain (Loss)
March 31, 2003	Total	Over one year
Over-the-Counter Swaps
Receive Fixed/ Pay Float	¥197,000	¥197,000	¥8,065	¥8,065
Receive Float/ Pay Fixed	197,000	197,000	(6,726)	(6,726)

	¥394,000	¥394,000	¥1,339	¥1,339

	Thousands of U.S. dollars
	Contract Value		Market Value	Unrealized Gain (Loss)
March 31, 2004	Total	Over one year
Over-the-Counter Swaps
Receive Fixed/ Pay Float	$5,402,592	$5,402,592	$(51,182)	$(51,182)
Receive Float/ Pay Fixed	5,402,592	5,402,592	(10,700)	(10,700)

	$10,805,184	$10,805,184	$(61,882)	$(61,882)

Notes:	1.	The above transactions are marked to market and changes in unrealized gain (loss) are included in the Consolidated Statements of Operations. Derivative transactions qualifying for hedge accounting are excluded from the tables above.
	2.	Market values for the over-the-counter transactions are based primarily on discounted present values.

(b) Currency-related Transactions

There is no currency-related derivative transactions whose unrealized gains and losses are recognized currently in income.

(c) Equity-related Transactions

Not applicable

(d) Bond-related Transactions

Not applicable

(e) Commodity-related Transactions

Not applicable

(f) Credit Derivatives Transactions

	Millions of yen
	Contract Value		Market Value	Unrealized Gain (Loss)
March 31, 2004	Total	Over one year
Over-the-Counter Credit Default Swap
Sold	¥2,129,857	¥2,129,857	¥456	¥456
Bought	2,113,457	2,113,457	51	51

	¥—	¥—	¥507	¥507

	Millions of yen
	Contract Value		Market Value	Unrealized Gain (Loss)
March 31, 2003	Total	Over one year
Over-the-Counter Credit Default Swap
Sold	¥2,241,169	¥2,241,169	¥676	¥676
Bought	2,224,769	2,224,769	167	167

	¥—	¥—	¥843	¥843

	Thousands of U.S. dollars
	Contract Value		Market Value	Unrealized Gain (Loss)
March 31, 2004	Total	Over one year
Over-the-Counter Credit Default Swap
Sold	$20,151,928	$20,151,928	$4,314	$4,314
Bought	19,996,757	19,996,757	489	489

	$—	$—	$4,803	$4,803

Notes:	1.	The above transactions are marked to market and changes in unrealized gain (loss) are included in the Consolidated Statements of Operations.
	2.	Market values are based on the counterparties’ tendered price.
	3.	‘Sold’ means the underwriting of credit risk and ‘Bought’ means the transferring of credit risk.

25. Market Value of Securities and Money Held in Trust

Market value of Securities and Money held in Trust as of March 31, 2004 and 2003 are summarized below. The information about investments in subsidiary and affiliates with market value is reported in the notes to non-consolidated financial statements.

1. Securities

(a) Trading Securities

Not applicable

(b) Held-to-maturity Debt Securities with market values

Millions of yen
Unrealized Gain (Loss)
March 31, 2004	Book Value	Market Value	Net	Gain	(Loss)
Japanese Government Bonds	¥—	¥—	¥—	¥—	¥—
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	60,100	61,018	918	938	(19)
Others	—	—	—	—	—

	¥60,100	¥61,018	¥918	¥938	¥(19)

Millions of yen
Unrealized Gain (Loss)
March 31, 2003	Book Value	Market Value	Net	Gain	(Loss)
Japanese Government Bonds	¥—	¥—	¥—	¥—	¥—
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	60,100	61,312	1,212	1,277	(64)
Others	—	—	—	—	—

	¥60,100	¥61,312	¥1,212	¥1,277	¥(64)

Thousands of U.S. dollars
Unrealized Gain (Loss)
March 31, 2004	Book Value	Market Value	Net	Gain	(Loss)
Japanese Government Bonds	$—	$—	$—	$—	$—
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	568,644	577,337	8,693	8,879	(185)
Others	—	—	—	—	—

	$568,644	$577,337	$8,693	$8,879	$(185)

Notes:	Market value is based on the closing price at the fiscal year end.

(c) Available-for-sale Securities with market values

	Millions of yen
			Unrealized Gain (Loss)
March 31, 2004	Acquisition Cost	Book Value	Net	Gain	(Loss)
Equities	¥—	¥—	¥—	¥—	¥—
Bonds	181,420	181,498	78	99	(20)
Japanese Government Bonds	171,420	171,488	67	88	(20)
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	10,000	10,010	10	10	—
Others	—	—	—	—	—

	¥181,420	¥181,498	¥78	¥99	¥(20)

	Millions of yen
			Unrealized Gain (Loss)
March 31, 2003	Acquisition Cost	Book Value	Net	Gain	(Loss)
Equities	¥—	¥—	¥—	¥—	¥—
Bonds	213,752	214,027	274	309	(34)
Japanese Government Bonds	203,752	204,027	274	309	(34)
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	10,000	10,000	0	0	—
Others	—	—	—	—	—

	¥213,752	¥214,027	¥274	¥309	¥(34)

	Thousands of U.S. dollars
			Unrealized Gain (Loss)
March 31, 2004	Acquisition Cost	Book Value	Net	Gain	(Loss)
Equities	$—	$—	$—	$—	$—
Bonds	1,716,530	1,717,271	741	939	(198)
Japanese Government Bonds	1,621,914	1,622,557	643	841	(198)
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	94,616	94,714	98	98	—
Others	—	—	—	—	—

	$1,716,530	$1,717,271	$741	$939	$(198)

Notes:	Book value equals to market value based on the closing price at the fiscal year end.

(d) Held-to-maturity Debt Securities sold

Not applicable

(e) Available-for-sale Securities Sold

	Millions of yen
For the Fiscal Year ended March 31, 2004	Proceeds from Sales	Total Amount of Gain on Sales	Total Amount of Loss of Sales
Available-for-sale Securities	¥235	¥—	¥16

	¥235	¥—	¥16

	Millions of yen
For the Fiscal Year ended March 31, 2003	Proceeds from Sales	Total Amount of Gain on Sales	Total Amount of Loss of Sales
Available-for-sale Securities	¥0	¥0	¥—

	¥0	¥0	¥—

	Thousands of U.S. dollars
For the Fiscal Year ended March 31, 2004	Proceeds from Sales	Total Amount of Gain on Sales	Total Amount of Loss of Sales
Available-for-sale Securities	¥2,226	¥—	¥156

	¥2,226	¥—	¥156

(f) Held-to-maturity Debt Securities and Available-for-sale Securities whose market values are not readily determinable

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
Held-to-maturity Debt Securities
Unlisted Corporate Bonds	¥9,070	¥8,951	$85,822
Available-for-sale Securities
Unlisted Equities	176,012	155,834	1,665,364
Unlisted Corporate Bonds	140	—	1,325
Others	150	150	1,426

	¥185,373	¥164,935	$1,753,936

(g) Change in Classification of Securities

For the fiscal year ended March 31,2004, DBJ has changed the classification of the securities amounted to ¥140 million ($1,325 thousand) from “Held-to-maturity Debt Securities” to “Available-for-sale Securities” due to the deteriorating credit quality of the issuers. There are no impacts on the consolidated financial statements due to this change of classification.

(h) Redemption Schedule of Available-for-sale Securities with maturities and Held-to-maturity-Debt Securities

	Millions of yen
	Maturity
March 31, 2004	Within 1 year	1 to 5 years	5 to 10 years	More than 10 years
Bonds	¥179,968	¥70,340	¥500	¥—
Japanese Government Bonds	161,317	10,171	—	—
Japanese Local Government Bonds	—	—	—	—
Short-term Corporate Bonds	—	—	—	—
Corporate Bonds	18,651	60,169	500	—
Others	150	—	—	—

	¥180,118	¥70,340	¥500	¥—

	Millions of yen
	Maturity
March 31, 2003	Within 1 year	1 to 5 years	5 to 10 years	More than 10 years
Bonds	¥90,529	¥192,549	¥—	¥—
Japanese Government Bonds	90,288	113,739	—	—
Japanese Local Government Bonds	—	—	—	—
Short-term Corporate Bonds	—	—	—	—
Corporate Bonds	241	78,810	—	—
Others	—	150	—	—

	¥90,529	¥192,699	¥—	¥—

	Thousands of U.S. dollars
	Maturity
March 31, 2004	Within 1 year	1 to 5 years	5 to 10 years	More than 10 years
Bonds	$1,702,791	$665,536	$4,731	$—
Japanese Government Bonds	1,526,322	96,234	—	—
Japanese Local Government Bonds	—	—	—	—
Short-term Corporate Bonds	—	—	—	—
Corporate Bonds	176,469	569,302	4,731	—
Others	1,419	—	—	—

	$1,704,210	$665,536	$4,731	$—

2. Money Held in Trust

There is no Money Held in Trust held for the purpose of investment or held to maturity. Market value of Other Money Held in Trust (Money Held in Trust other than that stated above) is summarized below:

	Millions of yen
	Acquisition Cost	Book Value	Unrealized Gain (Loss)
March 31, 2004			Net	Gain	(Loss)
Other Money Held in Trust	¥4,910	¥4,893	¥—	¥—	¥—

	Millions of yen
	Acquisition Cost	Book Value	Unrealized Gain (Loss)
March 31, 2003			Net	Gain	(Loss)
Other Money Held in Trust	¥1,984	¥1,969	¥—	¥—	¥—

	Thousands of U.S. dollars
	Acquisition Cost	Book Value	Unrealized Gain (Loss)
March 31, 2004			Net	Gain	(Loss)
Other Money Held in Trust	$46,463	$46,299	$—	$—	$—

3. Net Unrealized Gain on Available-for-sale Securities

The breakdown of net unrealized gain on Available-for-sale Securities is as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
Net Unrealized Gain
Available-for-sale Securities	¥18,956	¥264	$179,364
Other Money Held in Trust	—	—	—

	¥18,956	¥264	$179,364

Add: Deferred Tax Assets (Less: Deferred Tax Liabilities)	¥—	¥—	$—

Net Unrealized Gain on Available-for-sale Securities, Net of Taxes	¥18,956	¥264	$179,364

Notes:	Net unrealized gain and loss on ‘Interest in Limited Partnership’ accounted in “Other Assets”, which amounts to ¥18,878 million ($178,623 thousand) / gain and ¥9 million / loss are included in the “Net Unrealized Gain on Available-for-sale Securities, Net of Taxes” noted above as of March 31, 2004 and 2003, respectively.

Report of Independent Auditors

To the Governor of

Development Bank of Japan

We have audited the accompanying non-consolidated balance sheets of Development Bank of Japan as of March 31, 2004 and 2003, and the related non-consolidated statements of operations and equity for the years then ended, all expressed in Japanese Yen. These non-consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the non-consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall non-consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the non-consolidated financial statements referred to above present fairly, in all material respects, the non-consolidated financial position of Development Bank of Japan as of March 31, 2004 and 2003, and the non-consolidated results of their operations for the years then ended in conformity with accounting principles generally accepted in Japan.

The amounts expressed in U.S. dollars, which are provided solely for the convenience of the reader, have been translated on the basis set forth in Note 1 to the accompanying non-consolidated financial statements.

/s/ ChuoAoyama PricewaterhouseCoopers
ChuoAoyama PricewaterhouseCoopers
Tokyo, Japan
June 25, 2004

Development Bank of Japan

NON-CONSOLIDATED BALANCE SHEETS

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
Assets
Cash and Due from Banks	¥19,298	¥39,778	$182,595
Reverse Repurchase Agreements	77,166	192,880	730,125
Money Held in Trust	4,893	1,969	46,299
Securities (Notes 3 and 10)	426,981	439,073	4,039,943
Loans (Note 4)	14,785,724	15,713,160	139,897,100
Other Assets (Note 5)	304,750	320,402	2,883,436
Premises and Equipment (Note 6)	38,081	38,862	360,312
Deferred Charges on Bonds and Notes	2,249	1,808	21,287
Customers’ Liabilities for Acceptances and Guarantees	76,812	87,715	726,772
Allowance for Loan Losses (Note 7)	(395,881)	(474,603)	(3,745,681)
Allowance for Investment Losses	(13,903)	(11,237)	(131,550)

Total Assets	¥15,326,174	¥16,349,810	$145,010,638

	Millions of yen		Thousands of U.S. dollars
	2004	2003	2004
Liabilities and Equity
Liabilities
Bonds and Notes	¥1,780,606	¥1,596,630	$16,847,443
Borrowings	11,403,450	12,664,024	107,895,263
Other Liabilities (Note 8)	277,826	357,808	2,628,694
Allowance for Bonus Payments	1,659	1,775	15,703
Allowance for Employee Retirement Benefits	32,172	32,888	304,400
Acceptances and Guarantees (Note 9)	76,812	87,715	726,772

Total Liabilities	¥13,572,527	¥14,740,842	$128,418,275

Equity
Capital	¥1,194,286	¥1,182,286	$11,299,896
Retained Earnings (Note 11)	540,403	426,417	5,113,103
Statutory Reserve	1,000,908	982,478	9,470,226
Accumulated Deficit	(460,504)	(556,061)	(4,357,123)
Net Unrealized Gain on Available-for-sale Securities	18,956	264	179,364

Total Equity	¥1,753,646	¥1,608,968	$16,592,363

Total Liabilities and Equity	¥15,326,174	¥16,349,810	$145,010,638

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NON-CONSOLIDATED STATEMENTS OF OPERATIONS

	Millions of yen		Thousands of U.S. dollars
For the Fiscal Years ended March 31	2004	2003	2004
Revenues
Interest Income	¥485,098	¥543,179	$4,589,827
Interest on Loans	483,195	540,870	4,571,818
Interest and Dividends on Securities	1,890	2,297	17,885
Interest on Reverse Repurchase Agreements	12	7	120
Interest on Due from Banks	0	4	4
Other Interest Income	0	0	0
Fees and Commissions (Note 12)	2,757	1,659	26,091
Other Operating Income (Note 13)	—	1,020	—
Other Ordinary Income (Note 14)	38,768	214	366,814
Collection of Written-off Claims	2,048	470	19,379
Gains on Sales of Premises and Equipment	217	246	2,059

Total Revenues	¥528,890	¥546,791	$5,004,170

Expenses
Interest Expenses	¥373,924	¥439,932	$3,537,935
Interest on Bonds and Notes	31,615	33,562	299,130
Amortization of Discounts on Bonds and Notes (Note 2(e))	—	354	—
Interest on Borrowings	329,073	397,690	3,113,575
Interest on Swaps (net)	13,234	8,316	125,220
Other Interest Expenses	1	8	10
Fees and Commissions (Note 15)	21	48	199
Other Operating Expenses (Note 16)	2,466	1,977	23,337
General and Administrative Expenses	26,766	31,653	253,254
Other Ordinary Expenses (Note 17)	11,482	151,789	108,648
Losses on Sales of Premises and Equipment	242	264	2,297

Total Expenses	¥414,904	¥625,665	$3,925,670

Net Earnings (Loss)	¥113,986	¥(78,874)	$1,078,500

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NON-CONSOLIDATED STATEMENTS OF EQUITY

	Millions of yen
	Capital	Retained Earnings		Net Unrealized Gain on Available-for-sale Securities	Total Equity
For the Fiscal Year ended March 31, 2003		Statutory Reserve	Accumulated Deficit
Balance at March 31, 2002	¥1,122,286	¥937,734	¥(432,443)	¥869	¥1,628,446

Net Change in Unrealized Gain on Available-for-sale Securities	—	—	—	(605)	(605)
Transfer from Net Earnings Accounted under the DBJ Law to Statutory Reserve (Note 11)	—	44,743	(44,743)	—	—
Capital Contribution from the Japanese Government	60,000	—	—	—	60,000
Net Earnings (Loss)	—	—	(78,874)	—	(78,874)

Balance at March 31, 2003	¥1,182,286	¥982,478	¥(556,061)	¥264	¥1,608,968

Appropriations:

Provision for Statutory Reserve	¥—	¥18,429	¥(18,429)	¥—	¥—

Total	¥—	¥18,429	¥(18,429)	¥—	¥—

Unappropriated Accumulated Deficit	¥—	¥—	¥(574,490)	¥—	¥—

	Millions of yen
	Capital	Retained Earnings		Net Unrealized Gain on Available-for-sale Securities	Total Equity
For the Fiscal Year ended March 31, 2004		Statutory Reserve	Accumulated Deficit
Balance at March 31, 2003	¥1,182,286	¥982,478	¥(556,061)	¥264	¥1,608,968

Net Change in Unrealized Gain on Available-for-sale Securities	—	—	—	18,692	18,692
Transfer from Net Earnings Accounted under the DBJ Law to Statutory Reserve (Note 11)	—	18,429	(18,429)	—	—
Capital Contribution from the Japanese Government	12,000	—	—	—	12,000
Net Earnings (Loss)	—	—	113,986	—	113,986

Balance at March 31, 2004	¥1,194,286	¥1,000,908	¥(460,504)	¥18,956	¥1,753,646

Appropriations:

Provision for Statutory Reserve	¥—	¥26,113	¥(26,113)	¥—	¥—

Total	¥—	¥26,113	¥(26,113)	¥—	¥—

Unappropriated Accumulated Deficit	¥—	¥—	¥(486,617)	¥—	¥—

	Thousands of U.S. dollars
	Capital	Retained Earnings		Net Unrealized Gain on Available-for-sale Securities	Total Equity
For the Fiscal Year ended March 31, 2004		Statutory Reserve	Accumulated Deficit
Balance at March 31, 2003	$11,186,356	$9,295,851	$(5,261,248)	$2,506	$15,223,465

Net Change in Unrealized Loss on Available-for-sale Securities	—	—	—	176,858	176,858
Transfer from Net Earnings Accounted under the DBJ Law to Statutory Reserve (Note 11)	—	174,375	(174,375)	—	—
Capital Contribution from the Japanese Government	113,540	—	—	—	113,540
Net Earnings (Loss)	—	—	1,078,500	—	1,078,500

Balance at March 31, 2004	$11,299,896	$9,470,226	$(4,357,123)	$179,364	$16,592,363

Appropriations:

Provision for Statutory Reserve	$—	$247,077	$(247,077)	$—	$—

Total	$—	$247,077	$(247,077)	$—	$—

Unappropriated Accumulated Deficit	$—	$—	$(4,604,200)	$—	$—

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying financial statements have been prepared from the accounts maintained by Development Bank of Japan (“DBJ”) in accordance with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements of International Financial Reporting Standards.

The financial statements are not intended to present the financial position and the result of operations in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

The amounts indicated in millions of yen are rounded down by omitting the figures less than one million Yen. Accordingly, the sum of each amount appearing in the accompanying financial statements and the notes thereto may not be equal to the sum of the individual account balances.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥105.69=$1.00, the effective exchange rate prevailing as of March 31, 2004, has been used in conversion. The presentation of such amounts is not intended to imply that Japanese yen amounts have been or could have been readily translated, realized or settled in U.S. dollars at that rate or any other rate.

2. Summary of Significant Accounting Policies

(a) Securities

Held-to-maturity Debt Securities are stated at amortized cost, on a straight-line basis, computed using the moving-average method. Investments in subsidiary are stated at cost computed using the moving-average method. Available-for-sale Securities whose current values can be estimated are stated at market value (cost is calculated principally using the moving-average method), and other non-marketable securities are stated at cost or amortized cost computed using the moving-average method. Unrealized gains and losses on Available-for-sale Securities are included in Equity.

(b) Valuation Method for Derivative Financial Instruments

All derivative financial instruments are carried at market value, except for certain derivatives that are designated as hedging instruments as discussed below.

(c) Hedge Accounting

(i) Hedge Accounting

DBJ applies the deferral method of hedge accounting. Foreign currency swaps, which are used to hedge the foreign currency fluctuations are translated not at market values but at contractual rates, as the foreign currency swap contracts meet the hedging criteria under the Japanese Accounting Standards for Financial Instruments.

(ii) Hedging Instruments and Hedged Items

•	Hedging Instruments: Interest Rate Swaps

  Hedged Items : Bonds and Notes, Borrowings

•	Hedging Instruments: Foreign Currency Swaps

  Hedged Items : Foreign currency dominated Loans and Bonds and Notes

(iii) Hedging Policy

DBJ utilizes hedging instruments to hedge interest rate and foreign exchange fluctuations on its assets and liabilities within the outstanding asset and liability amounts.

(iv) Evaluation of Hedge Effectiveness

DBJ evaluates effectiveness of the hedges by testing periodically whether the derivatives are effective in reducing the risks associated with the hedged items.

(d) Premises and Equipment

(i) Depreciation

Premises and Equipment are depreciated using the declining-balance method, except for buildings (excluding installed facilities) that are depreciated on a straight-line basis.

The estimated useful lives are principally as follows:

Buildings: 22 years to 50 years

Equipment: 3 years to 20 years

(ii) Accounting standard for impairment of fixed assets

On August 9, 2002, the Business Accounting Council in Japan issued “Accounting Standard for Impairment of Fixed Assets”. The standard requires that fixed assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss shall be recognized in the income statement by reducing the carrying amount of impaired assets or a group of assets to the recoverable amount to be measured as the higher of net selling price and value in use.

The standard shall be effective for fiscal years beginning April 1, 2005. However, an earlier adoption is permitted for fiscal years beginning April 1, 2004 and for fiscal years ending between March 31, 2004 and March 30, 2005.

DBJ has not yet applied this new standard nor has determined the effect of applying it on the non-consolidated financial statements.

(e) Amortization of deferred charges

“Discounts on Bonds and Notes” are amortized over the life of Bonds and Notes, and “Bonds and Notes Issuance Costs” are charged to income as they are incurred.

Until the fiscal year ended March 31, 2003, the amounts of amortization of discounts on bonds and notes had been presented in “Amortization of Discounts on Bonds and Notes” as their own account. From April 1, 2003, they are presented in “Interest on Bonds and Notes” combined with interest, in accordance with the amendment of the applicable law which regulates the reporting standards.

(f) Foreign currency translation and revaluation method

Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rates prevailing at the fiscal year end.

(g) Allowance for Loan Losses

DBJ provides for “Allowance for Loan Losses” as detailed below pursuant to the internal rules for self-assessment of credit quality and loan losses.

The allowance for claims on debtors who are legally bankrupt, in special liquidation or effectively bankrupt is provided based on the amount of claims, after the write-off described below, net of amounts expected to be collected through disposal of collateral or execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt at the moment, but likely to become bankrupt for which future cash flows cannot reasonably be estimated is provided for the amount considered to be necessary based on an overall solvency assessment performed on the claims, net of amounts expected to be collected through disposal of collateral or execution of guarantees.

With respect to the claims on debtors who are likely to become bankrupt or to be closely monitored, and for which future cash flows can reasonably be estimated, the allowance is provided for the difference between the present value of expected future cash flows discounted at the contracted interest rate and the carrying value of the claims.

The allowance for claims on debtors other than those described above is provided based on the historical default rate, which is calculated based on the actual defaults over a certain historical period (the average financing period for DBJ).

All claims are assessed initially by investment and lending departments and then by Credit Risk Management Department, which is independent of the investment and lending departments based on internal rules for self-assessment of credit quality. The allowance is provided based on the results of the self-assessment.

With respect to the claims on debtors who are legally or substantially bankrupt with collateral or guarantees, the amount of claims exceeding the estimated market values of collateral or guarantees, which are deemed un-collectible, have been written-off, and totaled ¥55,184 million ($522,132 thousand) and ¥77,016 million for the year ended March 31, 2004 and 2003, respectively.

(h) Allowance for Investment Losses

“Allowance for Investment Losses” is provided based on the estimated losses on non-marketable debt securities.

(i) Allowance for Bonus Payments

“Allowance for Bonus Payments” is calculated and provided for based on estimated amounts of future payment attributable to the services that have been rendered by employees and executive directors to the date of the balance sheets.

(j) Allowance for Employee Retirement Benefits

“Allowance for Employee Retirement Benefits” represents future payments for pension and retirement benefits to employees and executive directors, and is accrued based on the projected benefit obligations and estimated pension plan assets at fiscal year end. The actuarial gain or loss is recognized during the year it arises.

(k) Equipment Used under Finance Lease Agreements

Equipment used under finance lease agreements is accounted for as equipment leased under operating leases, except for those in which the ownership of leased equipment transfer to the lessee, in which case the equipment is capitalized.

(l) Consumption tax

Income and expense subject to consumption tax exclude related consumption taxes paid or received.

(m) Income taxes

DBJ is exempt from taxes based on income, however DBJ is subject to parity taxes among local taxes.

3. Securities

Securities as of March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
Japanese Government Bonds	¥171,488	¥204,027	$1,622,557
Corporate Bonds	79,320	79,051	750,505
Equities	176,021	155,844	1,665,455
Other Securities	150	150	1,426

	¥426,981	¥439,073	$4,039,943

Notes:	Investments in subsidiary, in the total amount of ¥10 million ($95 thousand) are included in “Equities” as of March 31, 2004 and 2003, respectively.

4. Non-performing Loans

The amounts of Non-Performing Loans included in “Loans” on the non-consolidated balance sheets as of March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
Loans to Bankrupt Debtors	¥23,705	¥54,692	$224,289
Delinquent Loans	271,472	341,115	2,568,573
Loans Past Due Three Months or More	270	6,707	2,559
Restructured Loans	193,210	182,724	1,828,083

	¥488,658	¥585,240	$4,623,504

Notes:	1.	The amounts of Loans indicated above are stated at gross amounts, before reduction of allowance for loan losses.
	2.	“Loans to Bankrupt Debtors” represent non-accrual loans to debtors who are legally bankrupt as defined in Article 96-1-3 and 4 of the Japanese Tax Law Enforcement Regulation.
	3.	“Delinquent Loans” represent non-accrual loans other than (i) Loans to Bankrupt Debtors and (ii) loans whose interest payments are deferred in order to assist or facilitate the restructuring efforts of borrowers in financial difficulties.
	4.	“Loans Past Due Three Months or More” are loans whose principal or interest payment is three months or more past due, and do not fall under the category of “Loans to Bankrupt Debtors” or “Delinquent Loans”.
	5.	“Restructured loans” are loans whose repayment terms have been modified to the advantage of debtors through means such as reduction or exemption of interest rates, postponement of principal and interest payments, and forgiveness of loans to support or restructure the debtors’ businesses, and do not fall under the category of “Loans to Bankrupt Debtors”, “Delinquent Loans”, or “Loans Past Due Three Months or More”.

DBJ provides commitment lines under which it lends necessary funds up to the pre-determined amount, that is within the borrowers’ financing needs for the projects and up to the agreed maximum amount to lend upon borrowers’ request, provided that the request meets terms and conditions for disbursement prescribed in the loan agreements. The total balance of unused commitment lines as of March 31, 2004 and 2003 are ¥90,985 million ($860,867 thousand), including ¥49,517 million ($468,512 thousand) being financed within one year and ¥129,003 million, including ¥87,221 million being financed within one year, respectively.

5. Other Assets

Other Assets as of March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
Prepaid Expenses	¥54	¥89	$515
Accrued Income	67,967	73,393	643,083
Derivatives	923	5,872	8,739
Deferred Hedge Losses	183,922	225,383	1,740,211
Others	51,881	15,664	490,888

	¥304,750	¥320,402	$2,883,436

Notes:	Deferred Hedge Losses are net realized or unrealized losses from hedging instruments. The gross amounts of deferred hedge gains and losses before netting are ¥3,704 million ($35,052 thousand) and ¥187,627 million ($1,775,263 thousand) as of March 31, 2004, respectively. The corresponding amounts as of March 31, 2003 are ¥5,203 million and ¥230,587million, respectively.

6. Premises and Equipment

Premises and Equipment as of March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
Tangible Fixed Assets
Land	¥20,424	¥20,705	$193,253
Buildings	34,168	34,188	323,290
Equipment	2,018	2,053	19,097
Construction in Progress	141	263	1,338

	¥56,753	¥57,210	$536,978

Less—Accumulated Depreciation	(19,057)	(18,732)	(180,320)

Net Book Value	¥37,695	¥38,477	$356,658

Intangible Fixed Assets
Guarantee Deposits	¥384	¥382	$3,633
Others	18	18	171

	¥402	¥400	$3,804

Less—Accumulated Amortization	(15)	(14)	(150)

Net Book Value	¥386	¥385	$3,654

7. Allowance for Loan Losses

Allowance for Loan Losses as of March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
General Allowance for Loan Losses	¥249,415	¥289,191	$2,359,881
Specific Allowance for Loan Losses	146,465	185,412	1,385,800

	¥395,881	¥474,603	$3,745,681

8. Other Liabilities

Other Liabilities as of March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
Accrued Expenses	¥49,963	¥63,542	$472,738
Unearned Income	31,714	49,826	300,068
Deposits from Employees	153	181	1,456
Derivatives	187,127	232,013	1,770,535
Others	8,867	12,244	83,897

	¥277,826	¥357,808	$2,628,694

9. Acceptances and Guarantees

Acceptances and Guarantees as of March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
Acceptances	¥—	¥—	$—
Guarantees	76,812	87,715	726,772

	¥76,812	¥87,715	$726,772

10. Assets Pledged as Collateral

Securities collateralized in foreign currency transactions are ¥121,693 million ($1,151,415 thousand) as of March 31, 2004 and ¥204,027 million as of March 31, 2003.

11. Retained Earnings

A portion of net earnings calculated pursuant to Article 4 of the Development Bank of Japan Law (“DBJ Law”) was appropriated to Statutory Reserve as stipulated by Article 41 of the DBJ Law. Unappropriated Accumulated deficit, losses carried forward to the following fiscal years, are the amounts which are not appropriated under the DBJ Law for each fiscal year.

12. Fees and Commissions (Income)

Fees and Commissions (Income) for the fiscal years ended March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2004	2003	2004
Commissions	¥2,757	¥1,659	$26,091

	¥2,757	¥1,659	$26,091

13. Other Operating Income

Other Operating Income for the fiscal years ended March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2004	2003	2004
Gains on Derivative Instruments	¥—	¥1,020	$—

	¥—	¥1,020	$—

14. Other Ordinary Income

Other Ordinary Income for the fiscal years ended March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2004	2003	2004
Reversal of Allowance for Loan Losses	¥37,787	¥—	$357,528
Gains on Sales of Equities and Other Securities	31	8	294
Gains on Money Held in Trust	149	—	1,411
Others	801	206	7,581

	¥38,768	¥214	$366,814

15. Fees and Commissions (Expenses)

Fees and Commissions (Expenses) for the fiscal years ended March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2004	2003	2004
Wire Transfer Service Charges	¥5	¥5	$48
Commissions	15	42	151

	¥21	¥48	$199

16. Other Operating Expenses

Other Operating Expenses for the fiscal years ended March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2004	2003	2004
Foreign Exchange Losses	¥1	¥1	$15
Bonds and Notes Issuance Costs	1,201	1,518	11,367
Losses on Derivative Instruments	871	—	8,242
Others	392	457	3,713

	¥2,466	¥1,977	$23,337

17. Other Ordinary Expenses

Other Ordinary Expenses for the fiscal years ended March 31, 2004 and 2003 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2004	2003	2004
Provision for Loan Losses	¥—	¥104,107	$—
Provision for Investment Losses	4,075	9,432	38,560
Write-off of Loans	3,836	23,680	36,297
Losses on Sales of Equities and Other Securities	16	—	156
Write-off of Equities	589	8,607	5,573
Losses on Money Held in Trust	1	15	19
Others	2,963	5,946	28,043

	¥11,482	¥151,789	$108,648

Notes:	Losses on sale of loans included in “Others” are ¥2,070 million ($19,589 thousand) and ¥5,554 million for the fiscal years ended March 31, 2004 and 2003, respectively.

18. Lease Transactions

(a) Finance Lease Transactions

(Excluding leases where the ownership of the property is deemed to have transferred to the lessee)

	Millions of yen
	2004			2003
March 31	Equipment	Others	Total	Equipment	Others	Total
Acquisition Cost Equivalents	¥761	¥204	¥965	¥871	¥120	¥991
Less—Accumulated Depreciation Equivalents	(367)	(51)	(418)	(413)	(43)	(456)

Book Value Equivalents	¥393	¥153	¥547	¥457	¥77	¥535

	Thousands of U.S. dollars
	2004
March 31	Equipment	Others	Total
Acquisition Cost Equivalents	$7,202	$1,933	$9,135
Less—Accumulated Depreciation Equivalents	(3,476)	(482)	(3,958)

Book Value Equivalents	$3,726	$1,451	$5,177

Future lease payments subsequent to the end of the fiscal year for finance leases (including the interest portion thereon) are summarized below:

	Millions of yen		Thousands of U.S. dollars
March 31	2004	2003	2004
Due in One Year or Less	¥216	¥211	$2,050
Due after One Year	335	328	3,177

	¥552	¥540	$5,227

Lease expense, depreciation equivalents and interest expense equivalents relating to finance leases for the fiscal year ended March 31, 2004 amount to ¥239 million ($2,269 thousand), ¥231 million ($2,193 thousand) and ¥7 million ($74 thousand), respectively. The corresponding amounts for the fiscal year ended March 31, 2003 are ¥255 million, ¥246 million and ¥9 million, respectively.

Notes:	1.	Depreciation equivalents are calculated using the straight-line method, assuming that useful life is equal to the lease term and the residual value at the end of the lease term is zero.
	2.	Interest expenses are defined as the difference between total lease payments and acquisition equivalents, which are allocated over the lease term using the interest method.

(b) Operating Lease Transactions

DBJ has no future lease payments subsequent to the end of fiscal year for operating lease transactions as of March 31, 2004 and 2003.

19. Market Value of Securities

Market value of Securities, excluding investments in subsidiary and affiliates, are reported in the notes to consolidated financial statements. DBJ holds no investments in subsidiary with market value as of March 31, 2004 and 2003.